                                                               Exhibit (a)(5)(v)


                  IN THE CIRCUIT COURT OF THE STATE OF OREGON

                          FOR THE COUNTY OF MULTNOMAH

State ex rel. WEYERHAEUSER COMPANY and its
wholly owned subsidiary COMPANY HOLDINGS,          Case No. 0012-12698
INC.,
                                                   AMENDED ANSWER AND
                                                   COUNTERCLAIM
Relators,

v.

WILLAMETTE INDUSTRIES, INC.,

Defendant.

          For its amended answer to the alternative writ of mandamus (amending only paragraph 7), Willamette Industries, Inc. ("Willamette"), alleges as follows:
                                 FIRST DEFENSE
                                       1.
          Answering paragraph 1, Willamette admits that this is a mandamus action brought by two shareholders, that the court has jurisdiction, that venue is proper, and that this matter should be scheduled pursuant to ORS 60.781(5). Willamette denies the remaining allegations of paragraph 1.

                                       2.


Page 1 - Amended Answer and Counterclaim

          Answering paragraph 2, Willamette admits that Weyerhaeuser Company ("Weyerhaeuser") is a Washington corporation located in Federal Way, Washington. Willamette is without knowledge or information sufficient to form a belief as to the truth of the remaining allegations in paragraph 2 and therefore denies the same.
                                       3.

          Answering paragraph 3, Willamette admits the allegations contained therein.
                                       4.

          Answering paragraph 4, Willamette admits that on November 29, 2000, relators commenced a tender offer to acquire all the outstanding common stock of Willamette and that on that day relators served on Willamette a written demand for inspection of certain items. Willamette further admits that a copy of one of relators' November 29, 2000, demands is attached to the petition as Exhibit
1.  Willamette denies the remaining allegations of paragraph 4.

                                       5.

          Answering paragraph 5, Willamette admits that on December 7, 2000, it provided corporate records pursuant to relators' November 29, 2000, demand and that it did not provide the items requested in paragraphs (b) through (i) of the November 29, 2000, demand. Willamette neither admits nor denies whether relators have properly characterized their requested items because paragraphs
(b) through (i) of the November 29, 2000, demand speak for themselves.

                                       6.

          Answering paragraph 6, Willamette admits the allegations contained therein.
                                       7.

          Answering paragraph 7, Willamette admits that insofar as applicable here, ORS 60.771 and 60.774 specify records that relators are entitled to inspect. Willamette further admits that some of the items relators seek are available to Willamette and may be used by


Page 2 - Amended Answer and Counterclaim

Willamette for the purpose of communicating with its shareholders. Willamette denies the remaining allegations of paragraph 7.

                                       8.

          Answering paragraph 8, Willamette denies the allegations contained therein.
                                       9.

          Answering paragraph 9, Willamette denies the allegations contained therein, except that it admits that ORS 60.781(3) provides for recovery of attorney fees as stated therein.

                                 SECOND DEFENSE
                           (Failure to State a Claim)

                                      10.

          The alternative writ of mandamus fails to state a claim for relief under

          ORS 60.771(3) or 60.774(2)(c) because nowhere do relators allege that the items they seek by way of the alternative writ of mandamus constitute "the record of shareholders." Furthermore, the items that relators seek by their alternative writ of mandamus are not "the record of shareholders" under Oregon law. Therefore, relators have no right to inspect the records, and Willamette has no obligation to permit an inspection.

                                 THIRD DEFENSE

               (Relators' Lack of Good Faith or a Proper Purpose)

                                      11.

          Relators allege that the items are sought for "the purpose of communicating with relators' fellow Willamette shareholders on matters relating to their mutual interests as shareholders, including, but not limited to, communicating with the shareholders regarding the proposed business combination." Alternative Writ of Mandamus, (P) 4. These grounds do not suffice for one or more of the following reasons:

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

          1. Relators do not have "mutual interests" with other shareholders. Relators' interest is to acquire Willamette's common stock at the lowest possible price; this purpose is inimical to the interests of the shareholders of Willamette.

          2. Relators seek the information in order to obtain Willamette's common stock at the price of $48 a share without revealing to the shareholders that relators believe the stock they seek to acquire at $48 a share is worth significantly more than $48 a share.

          3. Relators do not need the information to communicate with shareholders because Willamette has already communicated relators' tender offer to shareholders, as Willamette is permitted to do under federal law.

                                 FOURTH DEFENSE
                                  (Good Faith)

                                      12.

          Willamette has refused inspection of the items sought in good faith because it had a reasonable basis for doubt about the right of relators (if any) to inspect the records demanded.
See ORS 60.781(3).
---
                                 (COUNTERCLAIM)

                                      13.

          Willamette is entitled to recover its reasonable attorney fees and costs incurred herein, pursuant to ORS 34.210.


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          WHEREFORE, having fully answered the alternative writ of mandamus,
Willamette prays that it be dismissed, that relators take nothing thereby, and that Willamette recover its reasonable attorney fees and costs and disbursements incurred herein from relators.

          DATED this19th day of December, 2000.

                                 MILLER NASH LLP


                                 /s/ John F. Neupert
                                 ----------------------------------
                                 John F. Neupert
                                 Oregon State Bar No. 78316

                                 Michael J. Chepiga
                                 James Gamble
                                 SIMPSON THACHER & BARTLETT
                                 425 Lexington Avenue
                                 New York, New York  10017-3954
                                 (212) 455-2000
                                 Pro Hac Vice Admission Pending

                                      Attorneys for Defendant
                                      Willamette Industries, Inc.


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          I hereby certify that I served the foregoing Willamette Industries,
Inc.'s amended answer and counterclaim on:

Mr. Michael H. Simon
Ms. Anne L. Nichol
Perkins Coie LLP
1211 S.W. Fifth Avenue, Suite 1500
Portland, Oregon  97204

Ms. Elizabeth Grayer
Cravath, Swaine & Moore
Worldwide Plaza
825 8th Avenue
New York, New York  10019-7476
Fax:  (212)474-3700

by the following indicated method or methods:

          [X] by faxing full, true, and correct copies thereof to the attorneys at the fax numbers shown above, which is the last-known fax number for the attorneys' office, on the date set forth below. The receiving fax machine was operating at the time of service and the transmission was properly completed, according to the attached confirmation report.

                DATED this 19th day of December, 2000.


                                 /s/ John F. Neupert
                                 ----------------------------
                                 John F. Neupert

                                      Of Attorneys for Defendant
                                      Willamette Industries, Inc.

Page 1 - Certificate Service